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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-07785, No. 333-65452, and No. 333-92403), Form S-3 (No. 333-45294, No. 333-65452 and No. 333-88540) and Form S-1 (No. 333-89958) of A.D.A.M., Inc. and of our report dated February 27, 2003, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

By:	/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia March 31, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS